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Exhibit 99.02

PREFERRED STOCK CONVERSION AGREEMENT

        This Preferred Stock Conversion Agreement (this "Agreement") is made and entered into as of September 26, 2003 (the "Agreement Date") by and among Versant Corporation, a California corporation (the "Company"), and the undersigned holders of shares of the Company's Series A Preferred Stock listed on Exhibit A hereto, each of whom is individually referred to herein as a "Shareholder" and all of whom together are collectively referred to herein as the "Shareholders".

RECITALS

        A.    The Company, Puma Acquisition, Inc., a Delaware corporation that is a wholly owned subsidiary of the Company ("Sub") and Puma Holdings, Inc., a Delaware corporation ("Puma") are concurrently herewith entering into an Agreement and Plan of Merger dated as of the Agreement Date, as such may hereafter be amended from time to time (the "Merger Agreement"). The Merger Agreement provides (subject to the conditions set forth therein) (i) for the merger of Sub with and into Puma (the "Merger") with Puma to survive the Merger and to become a wholly-owned subsidiary of the Company and (ii) that upon the effectiveness of the Merger, the outstanding shares of Puma's Common Stock will be converted into shares of the Common Stock of the Company and the outstanding options and warrants to purchase shares of Puma's Common Stock will be converted into options and warrants to purchase shares of the Company's Common Stock, respectively, all as set forth in greater detail in the Merger Agreement. Each of the Shareholders has been provided with, and has reviewed, a copy of the Merger Agreement.

        B.    Each Shareholder currently owns shares of the Company's Series A Preferred Stock ("Series A Preferred Stock") and Common Stock Purchase Warrants to purchase shares of the Company's Common Stock ("Company Warrants") that were issued by the Company to such Shareholder pursuant to a Preferred Stock and Warrant Purchase Agreement of the Company dated as of June 28, 1999. As of the Agreement Date, each share of Series A Preferred Stock is (i) convertible into two (2) shares of Common Stock and (ii) possesses liquidation preference rights which entitle each holder of the Series A Preferred Stock to receive substantial amounts in connection with a liquidation of the Company, in connection with certain mergers or consolidations or a sale of all or substantially all the Company's assets, prior and in preference to the distribution of any assets to the holders of the Company's Common Stock in connection therewith. The Series A Preferred Stock also possesses certain dividend preference rights, special voting rights and other privileges. The Certificate of Determination of the Company's Series A Preferred Stock filed on July 13, 1999 with the California Secretary of State (the "Certificate of Determination") sets forth the preferences, privileges and restrictions of the Series A Preferred Stock.

        C.    Puma is unwilling to consummate the Merger unless the outstanding shares of the Company's Series A Preferred Stock are first converted into shares of the Company's Common Stock ("Common Stock") and, under the terms of the Merger Agreement, it is a condition precedent to Puma's obligation to consummate the Merger Agreement that all outstanding shares of the Company's Series A Preferred Stock be converted into Common Stock as provided herein. In order to induce Puma to enter into the Merger Agreement and consummate the Merger, and in consideration of the agreements made by the Company herein, the Shareholders are willing to enter into this Agreement and perform their respective obligations hereunder.

        NOW, THEREFORE, in consideration of the facts recited above and the other agreements of the parties set forth herein, the parties to this Agreement, intending to be legally bound by this Agreement, hereby agree as follows:

1.    AGREEMENTS REGARDING PREFERRED STOCK AND WARRANTS.

        1.1    Agreement to Amend Articles of Incorporation.    Subject to the terms and conditions of this Agreement, each Shareholder, severally and not jointly, agrees with the Company and each other Shareholder that, in consideration of the Company's agreements herein, and subject to the conditions set forth herein, such Shareholder shall vote all outstanding shares of the Company's Common Stock and Series A Preferred Stock then owned (whether of record and/or beneficially) by such Shareholder (at any meeting of the shareholders of the Company, however called, and in any action taken by the written consent of the shareholders of the Company without a meeting), in order to adopt and approve the following amendments to the Company's Articles of Incorporation::

          (a)   add the following sentences (or substantially similar sentences) to the end of Section 3.3 of the Certificate of Determination:

    Notwithstanding the foregoing, the Puma Merger (as defined below) shall not be deemed to be a liquidation, dissolution or winding up of the Company as those terms are used in this Section 3. As used herein, the "Puma Merger" means the merger of Puma Acquisition, Inc., a wholly owned subsidiary of the Company, with and into Puma Holdings, Inc., a Delaware corporation pursuant to the Agreement and Plan of Merger dated as of September 22, 2003 by and among the Company, Puma Holdings, Inc., and Puma Acquisition, Inc., as amended from time to time.

          (b)   reduce the Conversion Price (as defined in Section 5.3 of the Certificate of Determination) of the Series A Preferred Stock from $2.13 per share to $1.42 per share (the "Amended Conversion Price"), so that each outstanding share of Series A Preferred Stock shall be convertible into three (3) shares of the Company's Common Stock at the time and date on which the Puma Merger is consummated and becomes legally effective; and

          (c)   amend Section 5.2(a) of the Certificate of Determination to read in its entirety substantially as follows:

    Each share of Series A Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock upon the earliest to occur of: (i) satisfaction of the Price Contingency, (ii) the Company's receipt of the written consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock, or (iii) the time and date on which the Puma Merger is consummated and becomes legally effective.

        Notwithstanding anything in this Section 1.1 to the contrary, the Company agrees that the amendment to change Section 5.2(a) of the Certificate of Determination as described in subparagraph (c) above (the "Conversion Timing Amendment") shall not be put to the vote of the Company's shareholders at any meeting of shareholders of the Company, however called, or in any action taken by the written consent of the shareholders without a meeting, unless approval of such amendment is conditioned upon the concurrent approval of the amendment to reduce the Conversion Price of the Series A Preferred Stock to the Amended Conversion Price (as defined above) as provided in subparagraph (b) above (the "Conversion Price Amendment"). The Company further agrees that it will not take any action to implement or legally effect the Conversion Timing Amendment unless the Conversion Price Amendment is implemented or legally effected at the same time.

        1.2    Agreement to Amend Company Warrants.    Subject to the terms and conditions of this Agreement (including but not limited to the conditions set forth in Section 1.4), the Company agrees with the Shareholders that, in consideration of the Shareholders' agreements herein, and subject to the terms and conditions set forth herein, upon the Merger Effective Time (as defined below), the Company shall cause:

          (a)   the exercise price per share of Common Stock defined as the "Exercise Price" in each Company Warrant to be reduced from $2.13 per share of the Company's Common Stock to $1.66 per share of the Company's Common Stock (subject to equitable and proportional adjustment to reflect any stock split, reverse stock split, dividend of Company Common Stock or similar event that occurs prior to the Merger Effective Time); and

          (b)   the second sentence of Section 1 of each Company Warrant held by a Shareholder (regarding the Expiration Date of such Company Warrant) to be amended to read as set forth below (so that the date of July 11, 2004 contained in clause (i) of such sentence shall be amended to read "July 11, 2005" and so that the term "Acquisition" shall not include the Merger):

    It shall expire upon the earlier of (i) July 11, 2005, (ii) an acquisition of the Company (whether by merger, consolidation, tender offer or otherwise) in which the Company's shareholders prior to the acquisition own less than a majority of the surviving corporation, or the sale of all or substantially all of the Company's assets (any of such transactions, an "Acquisition"; provided, however, that notwithstanding the foregoing, the merger of Puma Acquisition, Inc. ("Sub") with and into Puma Holdings, Inc. ("Puma") pursuant to the Agreement and Plan of Merger dated as of September [22], 2003 by and among the Company, Sub and Puma, as amended from time to time, shall not be deemed to be an Acquisition for purposes of this Warrant and shall not trigger the occurrence of the Expiration Date), or (iii) 15 business days after the Company gives notice to the holder that the Company's stock price on the Nasdaq National Market or other primary market for the Company's stock has closed with a closing bid price above $12.00 for forty-five consecutive business days (the earlier of all such dates, the "Expiration Date").

        1.3    Merger Effective Time Defined.    As used herein, the term "Merger Effective Time" means mean the time and date on which the Merger is consummated and becomes legally effective.

        1.4    Condition Precedent.    Notwithstanding anything herein to the contrary the obligations of the Company under Section 1.2 shall be subject to the conditions precedent that, at the time of, or prior to, the Merger Effective Time: (a) each outstanding share of Series A Preferred Stock of the Company shall have been fully duly and validly converted into shares of the Company's Common Stock at the Amended Conversion Price (or otherwise such that each outstanding share of Series A Preferred Stock is converted into three (3) shares of Common Stock) and no shares of Series A Preferred Stock shall be outstanding; and (b) no Shareholder shall be contesting, challenging or objecting in any manner to such conversion of the Series A Preferred Stock.

        1.5    Certificates for Converted Common Shares.    If the Merger occurs and the Shareholders' outstanding shares of Series A Preferred Stock are converted into shares of the Company's Common Stock as contemplated by this Agreement, then the Company agrees that it will use its best efforts to cause the transfer agent for its Common Stock to deliver to the Shareholders Company stock certificates representing the shares of Common Stock of the Company issued upon the conversion of each Shareholder's outstanding shares of Series A Preferred Stock within two (2) weeks after the Merger Effective Time.

2.    REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS.    Each Shareholder hereby represents and warrants to the Company as follows:

        2.1    Ownership.    Each Shareholder represents and warrants to the Company, severally and not jointly, that, as of the Agreement Date: (a) such Shareholder owns of record (and beneficially) all right, title and interest in and to: (i) a total of exactly that number of shares of the Company's Series A Preferred Stock set forth beside such Shareholder's name on Exhibit A hereto and (ii) Company

Warrants to purchase exactly that total number of shares of the Company's Common Stock set forth beside such Shareholder's name on Exhibit A hereto at an exercise price (as currently in effect) of $2.13 per share; and (b) such Shareholder does not directly or indirectly own, either beneficially or of record, any shares of Series A Preferred Stock of the Company or any Company Warrants, other than as set forth beside such Shareholder's name on Exhibit A hereto.

        2.2    Due Organization, Authorization, etc.    Shareholder has all requisite power, authority and capacity to execute and deliver this Agreement and to perform all Shareholder's obligations hereunder. This Agreement has been duly executed and delivered by Shareholder and (assuming due execution and delivery of this Agreement by the Company) constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the rights of creditors.

        2.3    No Conflicts, Required Filings and Consents.    The execution and delivery of this Agreement by Shareholder do not, and the performance of this Agreement by Shareholder will not: (i) conflict with or violate any order, decree or judgment applicable to Shareholder or by which Shareholder or any of Shareholder's properties or any of the shares of the Company's capital stock (including but not limited to shares of Series A Preferred Stock) or any Company Warrants owned or held by Shareholder (collectively, "Company Securities") is bound or affected; or (ii) result in any breach of or constitute a default (with or without notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, restriction, adverse claim, encumbrance or security interest in or to any of the Company Securities pursuant to, any written, oral or other agreement, contract or legally binding commitment to which Shareholder is a party or by which Shareholder or any of Shareholder's properties (including but not limited to the Company Securities) is bound or affected. The execution and delivery of this Agreement by Shareholder do not, and the performance of this Agreement by Shareholder will not, require any consent or approval of any third party under any written, oral or other agreement, contract or legally binding commitment.

3.    OTHER COVENANTS OF SHAREHOLDERS.

        3.1    No Disposition of Series A Preferred Stock or Company Warrants.    Each Shareholder covenants and agrees with the Company that, except for any conversion of such Shareholder's shares of the Company's Series A Preferred Stock into shares of Common Stock or exercise by such Shareholder of the Company Warrants now held by it, such Shareholder will not sell, transfer, exchange, pledge, encumber, hypothecate, distribute or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, (a) any of the shares of the Series A Preferred Stock of the Company now or hereafter owned of record or beneficially by such Shareholder or (b) any Company Warrants owned or held (of record or beneficially) by such Shareholder without the Company's prior written consent; provided however, that each Shareholder's obligations under this Section 3.1 shall expire and terminate immediately after the first to occur of (i) the Expiration Date (as defined below) or (ii) February 15, 2004; and provided further, that if the term of this Agreement is extended to March 31, 2004 pursuant to the provisions of Section 4.1(b) below, then notwithstanding the foregoing, during the time period beginning on February 16, 2004 and ending on March 31, 2004, each Shareholder shall be entitled to sell, transfer, exchange, pledge, encumber, hypothecate, distribute or otherwise dispose of up to one-third (1/3) of the total number of outstanding shares of Series A Preferred Stock that are owned by such Shareholder on February 15, 2004.. As used in this Agreement, the term "Expiration Date" shall mean the earlier of (i) the date upon which the Merger Agreement is validly terminated in accordance with its terms or (ii) the Merger Effective Time.

        3.2    Cooperation.    Each Shareholder shall use its respective best efforts to cause the conversion into shares of the Company's Common Stock of all of such Shareholder's shares of the Company's

Series A Preferred Stock in accordance with, and subject to, the terms and conditions of this Agreement.

        3.3    Other Agreements.    Each Shareholder hereby waives the benefits and provisions of the notice provisions of Section 10(a) of its Company Warrant to the extent such provisions would otherwise apply to the Merger or the Merger Agreement, the record date of any shareholders' meeting to vote thereon or the closing date of the Merger.

4.    MISCELLANEOUS.

        4.1    Term and Termination.

          (a)    Term.    Unless otherwise agreed in a writing signed by the Company and all of the Shareholders, this Agreement, and the parties' obligations hereunder, shall terminate on February 15, 2004 if the Merger has not been consummated by February 15, 2004.

          (b)    Optional Extension of Term.    Notwithstanding the foregoing, if the Merger has not been consummated by February 15, 2004 so that this Agreement would otherwise terminate pursuant to the provisions of Section 4.1(a) above and the Expiration Date has not occurred by February 15, 2004, then the Shareholders who own a majority of all then outstanding shares of the Company's Series A Preferred Stock held by all Shareholders, may at their option, in a writing signed by the Company and such Shareholders, agree to extend the term of this Agreement to March 31, 2004, in which case the provisions of the second proviso in Section 3.1 above shall apply.

        4.2    Governing Law.    The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

        4.3    Assignment, Binding Effect.    Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of any other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of (i) each Shareholder's heirs, successors and assigns and (ii) the Company's successors and assigns.

        4.4    Reservation of Shares.    The Company covenants that, at all times prior to the conversion of the shares of Series A Preferred Stock and exercise of the Common Warrants, it will keep reserved out of its authorized but unissued capital stock such number of authorized shares of Common Stock as shall be issuable upon conversion of the shares of Series A Preferred Stock and exercise of the Common Warrants.

        4.5    Counterparts.    This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

        4.6    Amendment; Waiver.    This Agreement may be amended by the written agreement of (i) the Company and (ii) all of the Shareholders. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement will be effective unless such waiver is set forth in a writing signed by such party. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

        4.7    Notices.    Any and all notices required or permitted to be given to a party pursuant to this Agreement will be in writing and will be effective and deemed to have been given upon the earliest of the following: (i) at the time of personal delivery, if delivery is made in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or three (3) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address as follows, or at such other address as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows: (a) if to the Company, marked Attn: Chief Executive Officer, at Versant Corporation, 6539 Dumbarton Circle, Fremont, CA 94555, and (b) if to a Shareholder, at such Shareholder's address specified in Exhibit A hereto.

        4.8    Entire Agreement.    This Agreement and the exhibits hereto constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect to such subject matter.

        4.9    Specific Performance.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that, in addition to any other remedy to which a party is entitled at law or in equity, each party shall be entitled to the remedies of injunctive relief and specific performance to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any California court or any federal court located in the Northern District of California.

        4.10    Construction.    All references in this Agreement to "Sections" refer to sections of this Agreement. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement, which will be considered as a whole.

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        IN WITNESS WHEREOF, the undersigned have each executed and delivered this Preferred Stock Conversion Agreement as of the Agreement Date first written above.

VERSANT CORPORATION	SHAREHOLDERS
By:	VERTEX TECHNOLOGY FUND, LTD.
Name:	By:
Title:	Name:
Title:

VERTEX TECHNOLOGY FUND (II), LTD
By:
Name:
Title:

JOSEPH M. COHEN FAMILY LIMITED PARTNERSHIP
By:
Name:
Title:

Attachments:

Exhibit A: List of Shareholders

[Signature Page to Preferred Stock Conversion Agreement]

EXHIBIT A

to

Preferred Stock Conversion Agreement

List of Shareholders

Shareholder	Shares of Series A Preferred Stock Owned	Shares Subject to Company Warrants Owned by Shareholder
Vertex Technology Fund, Ltd c/o Vertex Management, Inc. 3 Lagoon Drive, #220 Redwood City, CA 94065	902,946	902,946
Vertex Technology Fund (II), Ltd c/o Vertex Management, Inc. 3 Lagoon Drive, #220 Redwood City, CA 94065	234,741	234,741
Joseph M. Cohen Family Limited Partnership 70 East 55th Street, 16th Fl. New York, NY 10022	176,056	176,056
Totals:	1,313,743	1,313,743

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PREFERRED STOCK CONVERSION AGREEMENT